FORM 8 - K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549


CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) September 30, 1997

Commission file number: 1-9454


CINEPLEX ODEON CORPORATION
(Exact name of Registrant as specified in its charter)

Ontario, Canada		                   		Non-Resident Alien
(State or other jurisdiction		       	(I.R.S. Employer
 of incorporation or organization)		  Identification No.)



1303 Yonge Street, Toronto, Ontario   	  M4T 2Y9
(Address of principal executive offices)	(Postal Code)

	416-323-6600
	(Registrant's telephone number
	including area code)



Item 5.  Other Events

Cineplex Odeon Corporation, a corporation formed under the laws of the province of Ontario (the Corporation), Sony Pictures Entertainment Inc. (Sony Pictures) and LTM Holdings, Inc. (LTM) have entered into an agreement which provides for the combination of the businesses of the Corporation and LTM. LTM is a private Delaware corporation wholly-owned by Sony Pictures. The transaction will involve combining the Corporation with the Loews Theatres Exhibition Group, which consists of Sony/Loews Theatres and its joint ventures with Star Theatres and Magic Johnson Theatres. It is proposed that the combined company will be named Loews Cineplex Entertainment Corporation (LCE). LCE will have over 2,600 screens in approximately 460 locations in North America.

Pursuant to a series of related transactions to be effected pursuant to a Plan of Arrangement under the Business Corporations Act (Ontario), the Corporation's shares will be exchanged for shares of LCE with the result that the Corporation will become a wholly-owned subsidiary of LCE. Upon closing of the transaction, Sony Pictures will own approximately 51.1% of LCE's shares (representing 49.9% of LCE's voting shares); Universal Studios, Inc. (Universal) will own approximately 26% of LCE's shares (subsequent to a cash subscription of approximately $84.5 million for shares of LTM); the Charles Rosner Bronfman Family Trust and certain related parties (the Bronfman Trust) will own approximately 9.6% of LCE's shares; and the shareholders of the Corporation, other than Universal and the Bronfman Trust, will own approximately 13.3% of LCE's shares. It is estimated that, upon closing, the total number of outstanding shares of LCE will be 452 million. It is intended that the LCE shares will be listed on the New York Stock Exchange and The Toronto Stock Exchange.

On a combined pro forma basis for the 12 months ended August 31, 1997, LCE would have generated approximately $700 million in box office revenues and approximately $140 million in earnings before interest, taxes, depreciation and amortization. It is anticipated that, as at the closing of this transaction, LCE's total debt will be approximately $700 million.

The merger of the two circuits will give LCE an important presence in 22 states, including in major cities such as New York, Los Angeles, Chicago, Boston, Seattle, Washington, D.C. and Houston, as well as a leading position in Canada, including in major cities such as Toronto, Montreal and Vancouver, as one of the two major exhibitors in that country.

Morgan Stanley & Co. is advising the independent committee of the Corporation with respect to this transaction and has provided such committee with a fairness opinion in that regard.

Lawrence J. Ruisi, currently President of Sony Retail Entertainment, will serve as President and Chief Executive Officer of LCE. Allen Karp, currently President and Chief Executive Officer of the Corporation, will serve as Chairman and Chief Executive Officer of Cineplex Odeon Canada, which will be the Canadian operating subsidiary of LCE. LCE's corporate headquarters will be in New York, with the United States operational headquarters in New York and the Canadian operational headquarters in Toronto.

The merger is subject to approval by the shareholders of the Corporation and regulatory approval in both Canada and the United States. It is anticipated that closing of this transaction will take place in approximately six months.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

(1) Master Agreement among Sony Pictures Entertainment Inc., LTM
Holdings, Inc. and Cineplex Odeon Corporation dated as of
September 30, 1997.

(2) Form of Plan of Arrangement of Cineplex Odeon Corporation under Section 182 of the Business Corporations Act (Ontario).

(3) Stockholders Agreement among LTM Holdings, Inc., Sony Pictures Entertainment Inc., Universal Studios, Inc., Charles Rosner
Bronfman Family Trust and certain other parties dated as of September 30, 1997.

(4) Subscription Agreement by and between LTM Holdings, Inc. and
Universal Studios, Inc. dated as of September 30, 1997.

(5) Press Release of Cineplex Odeon Corporation and Sony
Corporation of America dated September 30, 1997.




SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Cineplex Odeon
Corporation


       	October 16, 1997
Dated:  _________________	By: /s/s Stephen Brown
				                      Name: Stephen Brown
			                      	Title: Senior Vice
				                             President and Chief
                             				Financial Officer


EXHIBIT INDEX




Exhibit No.	Description		Page No


1		Master Agreement
		among Sony Pictures
		Entertainment Inc.,
		LTM Holdings, Inc.
		and Cineplex Odeon
		Corporation dated as
		of September 30,
		1997.

2		Form of Plan of
		Arrangement of
		Cineplex Odeon
		Corporation under
		Section 182 of the
		Business Corporations
		Act (Ontario).

3		Stockholders
		Agreement among LTM
		Holdings, Inc., Sony
		Pictures
		Entertainment Inc.,
		Universal Studios,
		Inc., Charles Rosner
		Bronfman Family Trust
		and certain other
		parties dated as of
		September 30, 1997.

4		Subscription
		Agreement by and
		between LTM Holdings,
		Inc. and Universal
		Studios, Inc. dated
		as of September 30,
		1997.

5		Press Release of
		Cineplex Odeon
		Corporation and Sony
		Corporation of
		America dated
		September 30, 1997.